EXHIBIT 10.15

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO EXEMPTIONS THEREFROM.

OPGEN, INC.

SECURED DEMAND NOTE

Gaithersburg, Maryland
$	, 2014

Section 1.                                           General.

For value received, OPGEN, INC., a Delaware corporation (including any successor thereto by way of merger, consolidation, sale or otherwise, the “Payor”), hereby promises to pay to the order of                                                       , or its successors and assigns (the “Payee”), ON DEMAND on or after                , 2015 (the “Maturity Date”), the principal sum of:

                                       UNITED STATES DOLLARS ($                .00),

or such part thereof as from time to time remains outstanding, whichever is less, together with interest on the outstanding principal balance hereof until such principal balance and interest shall have been paid in full.  Subject to Section 13 hereof, interest on the unpaid balance of the principal amount of this Note shall accrue at the rate of Eight Percent (8.0%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed) (the “Interest Rate”), from the date hereof until repayment; provided however, that upon and during the continuance of an Event of Default (as defined below), the Interest Rate shall automatically increase by two percent (2%) per annum.  The outstanding principal amount hereof plus all accrued but unpaid interest hereon shall be payable on the Maturity Date by wire transfer of immediately available funds to the account of the Payee or by certified or official bank check payable to the Payee mailed to the Payee at the address of the Payee as set forth on the records of the Payor or such other address as shall be designated in writing by the Payee to the Payor; provided, however, that if the Payor consummates an equity financing prior to the Maturity Date,  the principal amount of this Note may be tendered by the Payee to the Payor in exchange for receipt of equity securities of the Payor under such financing on the terms and subject to the conditions of the equity purchase agreement entered into in connection with such financing, and the accrued and unpaid interest under this Note shall be paid by Payor in cash within five (5) business days after the closing of such financing.

Section 2.                                           Prepayment.

This Note may be prepaid, in whole or in part, at any time prior to the Maturity Date at the election of the Payor.  Any partial payments of indebtedness represented by this Note shall be applied first to interest accrued to the date of prepayment, then to the payment of any other amounts (except principal) at the time unpaid hereunder and finally to the payment of principal.

Section 3.                                           Security Agreement.

This Note is subject to the terms and conditions of that certain Security Agreement dated October 16, 2014, by and among the Payor, the Payee and the other secured parties party thereto, and Harris & Harris Group, Inc. as collateral agent for the secured parties (as amended or restated from time to time, the “Security Agreement”), and each holder of this Note, by his, her or its acceptance hereof, is entitled to the rights and benefits of, and agrees to be bound by, the Security Agreement.  This Note is also subject to the terms of that certain intercreditor agreement dated as of October 16, 2014 (the “Intercreditor Agreement”) entered into by and among the Payor, the Payee, the other secured parties under the Security Agreement, and each of the secured parties party to that certain Security Agreement dated as of July 11, 2014 (the “Convertible Notes Security Agreement”) to provide equal priority to the security interests granted under the Security Agreement and the Convertible Notes Security Agreement.

Section 4.                                           Defenses.

The obligations of the Payor under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 5.                                           Negative Covenants.

So long as any amount remains outstanding under this Note, the Payor shall not, without the prior written consent of the Majority Noteholders (defined below), including the Payee, take any of the following actions:

(a)                                 incur or permit to exist any new indebtedness (other than in the ordinary course of business); provided, however, that without the consent of the Majority Noteholders, the Payor may obtain additional bridge financing funding from current investors as contemplated in the resolutions of the Board of Directors of the Payor (the “Board”), dated October 15, 2014, approving up to $2,000,000 of bridge funding (the “Bridge Funding”);

(b)                                 other than pursuant to the Security Agreement and the Intercreditor Agreement, grant to any individual or entity or permit to be maintained a security interest in any or all of its assets;

(c)                                  sell, lease, transfer or otherwise dispose of any material portion of its properties, assets, rights or licenses;

(d)                                 declare or pay any dividend or distribution, or apply any assets to the purchase, redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, any ownership interests of the Payor;

(e)                                  amend or seek the amendment of the Payor’s Ninth Amended and Restated Certificate of Incorporation (the “Certificate”) or Bylaws; or

(f)                                   seek approval for or consummate a Deemed Liquidation Event (as defined in the Certificate).

The term “Majority Noteholders” means those creditors of the Payor holding a majority of the then outstanding aggregate principal amount of the demand notes issued under the Bridge Funding, which must include the Payee.

Section 6.                                           Events of Default.

The occurrence of any of the following events shall be deemed to constitute an “Event of Default” hereunder:

(a)                                 the failure of the Payor to pay the principal amount of this Note, together with all accrued but unpaid interest, on or after the Maturity Date within ten (10) days of demand by the Payee, or the failure to pay any other fees or amounts due hereunder, in each case if such default shall continue unremedied for a period of ten (10) days after the Payee has given written notice of such default;

(b)                                 any representation or warranty made by the Payor in the Security Agreement shall prove to have been incorrect in any material respect when made;

(c)                                  the failure of the Payor to perform any covenant or agreement in any material respect set forth in the Security Agreement;

(d)                                 the acceleration of the maturity of any outstanding indebtedness due by Payor to third parties;

(e)                                  the entry of a judgment, order or decree against the Payor with respect to, any encumbrance against, the making of any levy, seizure or attachment of, or the occurrence of any action that results in the forfeiture of, a material portion of the Collateral (as defined in the Security Agreement); and

(f)                                   any Liquidation Event.

As used herein, “Liquidation Event” means the occurrence or institution by or against the Payor of (i) any bankruptcy, reorganization, receivership or insolvency proceeding, (ii) any appointment of a receiver or custodian for all or a substantial portion of the Payor’s property; (iii) any assignment for the benefit of, or composition or arrangement with, the creditors of the Payor (whether or not pursuant to bankruptcy or other insolvency laws), (iv) any dissolution, liquidation, or other marshalling of the assets and liabilities of the Payor, (v) the merger or consolidation of the Payor with or into another entity, (vi) the sale of all or substantially all of the assets of the Payor in a single or series of related transactions, or (vii) the consummation of an equity financing in a transaction or series of related transactions that yields gross proceeds to enable Payor to pay all then-outstanding principal and interest under this Note.

Section 7.                                           The Payee’s Rights on Default.

Upon the occurrence and during the continuation of any Event of Default, except for a Liquidation Event, the Payee may: (i) declare the entire unpaid principal of this Note and any accrued interest thereon due and payable immediately and (ii) take any and all other actions available to a secured creditor under the Maryland Uniform Commercial Code and all other rights available at law or in equity, including, without limitation, those set forth in the Security Agreement, to collect and otherwise enforce the Note.  If there shall occur any Liquidation Event, the entire unpaid principal and accrued but unpaid interest on this Note shall automatically become due and payable, without any requirement by the Payee to give notice, present the Note, make demand, protest or give other notice of any kind of character, all of which are hereby expressly waived, anything herein to the contrary notwithstanding.

Section 8.                                           Exchange or Replacement of Note.

(a)                                 The Payee may, at its option, in person or by duly authorized attorney, surrender this Note for exchange, at the principal business office of the Payor, and receive in exchange therefor, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Payee may designate in writing.

(b)                                 Upon receipt by the Payor of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Payor will deliver a new Note of like tenor in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 8 shall be dated as of the date of this Note.

Section 9.                                           Attorneys’ and Collection Fees.

(a)                                 The Payor will pay, and save the Payee harmless against all liability for the payment of, the documented and reasonable fees and expenses of counsel to the Payee in connection with this Note and the Security Agreement.  In addition, the Payor will pay, and save the Payee harmless against, all liability for the payment of, the documented and reasonable costs and expenses, including without limitation the documented and reasonable fees and expenses of counsel, incurred by the Payee in connection with the ownership of this Note, including without limitation any amendment or waiver of, or enforcement of, the Security Agreement or any other documents relating to this Note.

(b)                                 Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Payor agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Payee in collecting or enforcing this Note, together with interest on such amounts following an Event of Default unless prohibited by law.

Section 10.                                    Waivers.

The Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.  No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Payee and then only to the extent set forth therein.

Section 11.                                    Amendments and Waivers.

No provision of this Note may be amended or waived except pursuant to a written instrument executed by the Payor and the Payee.

Section 12.                                    Governing Law.

This Note (including any claim or controversy arising out of or relating to this Note) shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Maryland.

Section 13.                                    Usury.

All agreements between the Payor and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agree to be paid to the Payee for the use or forbearance of the indebtedness represented by this Note exceed the maximum permissible under applicable law.  In this regard, it is expressly agreed that it is the intent of the Payor and the Payee, in the execution, delivery and acceptance of this Note, to contract in strict compliance with the laws of the State of Maryland.  If, under any circumstances whatsoever, performance or fulfillment of any provision of this Note or the Security Agreement at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be so performed or fulfilled shall be reduced automatically to the limits of such validity.

Section 14.                                    Notices.

All notices, requests, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (i) personally delivered, (ii) sent by email or telecopier, (iii) sent by nationally-recognized overnight courier guaranteeing next business day delivery or (iv) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

(a)                                 if to the Payor to:

OpGen, Inc.
708 Quince Orchard Road, Suite 160
Gaithersburg, MD 20878
Attention: CFO

with a copy to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attention: Mary J. Mullany

(b)                                 if to the Payee, to:

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by email or telecopy on a business day (or, if not sent on a business day, on the next business day after the date sent by email or telecopy), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

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[Signature on next page.]

IN WITNESS WHEREOF, the Payor has duly executed and delivered this secured Demand Note as a document under seal as of the date first written above.

OPGEN, INC.

By:
	Name:	C. Eric Winzer
	Title:	Chief Financial Officer

[Demand Note Signature Page]